EXHIBIT 99.2

Citigroup Global Markets Inc. Underwriters’ Legend

The information herein has been provided solely by Citigroup Global Markets Inc. ("CGM") based on information with respect to the mortgage loans provided by Delta Funding Corporation ("Delta") and its affiliates. Either Delta nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and supersedes any prior information and will be superseded by the prospectus supplement or Private Placement Memorandum and by any other information subsequently filed with the Securities and Exchange Commission. All assumptions and information in this report reflect CGM's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices.  Further, CGM does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.  The decision to adopt any strategy remains your responsibility.  CGM (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments.  In addition, CGM may make a market in the securities referred to herein.  Neither the information nor the assumptions reflected herein should be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein.  No sale of any securities, commodities or derivative instruments should be consummated without the purchaser first having received a prospectus and, if required, prospectus supplement.  Finally, CGM has not addressed the legal, accounting and tax implications of the analysis with respect to you, and CGM strongly urges you to seek advice from your counsel, accountant and tax advisor.  A final Prospectus, Prospectus Supplement and Private Placement Memorandum may be obtained by contacting CGM's Mortgage Trading Desk at (212) 723-6217.